Exhibit 5.1

December 28, 2021

Bluerock Residential Growth REIT, Inc.

1345 Avenue of the Americas, 32nd Floor

New York, New York 10105

Re:	Registration Statement on Form S-3 (File No. 333-255388)

Ladies and Gentlemen:

We have served as Maryland counsel to Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of (i) 160,000 shares (the “Series T Preferred Shares”) of Series T Redeemable Preferred Stock, $0.01 par value per share (the “Series T Preferred Stock”), of the Company issuable from time to time in payment of annual stock dividends to holders of shares of Series T Preferred Stock and (ii) 7,200,000 shares (the “Class A Common Shares” and, together with the Series T Preferred Shares, the “Shares”) of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), of the Company, issuable from time to time upon exercise of warrants to purchase shares of Class A Common Stock (the “Class A Warrants”), each covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (herein collectively referred to as the “Documents”):

1.            The Registration Statement;

2.            The Prospectus, dated November 22, 2021, as supplemented by a Prospectus Supplement (including, without limitation, the Plan included therein), dated as of the date hereof (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.            The Third Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Bluerock Residential Growth REIT, Inc.

December 28, 2021

6.            Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (i) the registration of the Series T Preferred Shares, (ii) the authorization of the annual stock dividend payable to holders of shares of Series T Preferred Stock on December 29, 2021 (the Series T Preferred Shares issuable in payment of such dividend, the “2021 Series T Dividend Shares”), and (iii) the issuance and registration of the Class A Common Shares issuable upon exercise of the Class A Warrants (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.            The Amended and Restated Warrant Agreement, dated as of November 3, 2016, as amended by that certain Amendment to Amended and Restated Warrant Agreement, dated as of July 21, 2017 (the “Original Warrant Agreement”), by and between the Company, Computershare Inc., and its wholly-owned subsidiary, Computershare Trust Company N.A., as warrant agent (the “Warrant Agent”), including the Global Warrant Certificate attached thereto as Exhibit A;

8.            The Warrant Agreement, dated as of November 15, 2017 (the “2017 Warrant Agreement”), by and between the Company and the Warrant Agent;

9.            The Warrant Agreement, dated as of November 16, 2018 (the “2018 Warrant Agreement” and, together with the Original Warrant Agreement and the 2017 Warrant Agreement, the “Warrant Agreements”), by and between the Company and the Warrant Agent;

10.            A certificate executed by an officer of the Company, dated as of the date hereof; and

11.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Bluerock Residential Growth REIT, Inc.

December 28, 2021

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            The Shares will not be issued or transferred in violation of any restriction or limitation on transfer and ownership of shares of stock of the Company contained in the Charter. Upon the issuance of any of the Shares, the total number of shares of Series T Preferred Stock issued and outstanding will not exceed the total number of shares of Series T Preferred Stock, and the total number of shares of Class A Common Stock issued and outstanding will not exceed the total number of shares of Class A Common Stock, that the Company is then authorized to issue under the Charter.

6.            The annual stock dividends pursuant to which any Series T Preferred Shares (the “Future Series T Dividend Shares”) will be payable from time to time after December 29, 2021 will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions (such approval referred to herein as the “Corporate Proceedings”).

7.            Each Warrant will be exercised in accordance with its terms.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.            The issuance of the 2021 Series T Dividend Shares has been, and, upon completion of all Corporate Proceedings relating to the Future Series T Dividend Shares, the issuance of the Future Series T Dividend Shares will be, duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Series T Preferred Shares will be validly issued, fully paid and nonassessable.

Bluerock Residential Growth REIT, Inc.

December 28, 2021

3.            The issuance of the Class A Common Shares has been duly authorized and, when and if issued and delivered upon exercise of the Warrants against payment therefor in accordance with the Registration Statement, the Prospectus Supplement, the Warrant Agreements and the Resolutions, the Class A Common Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the transactions described in the Prospectus Supplement (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP